UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 12, 2013

CELATOR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54852	20-2680869
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303B College Road East Princeton, New Jersey		08540
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (609) 243-0123

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 12, 2013, our board of directors approved and adopted our Amended and Restated By-laws. The following is a description of the provisions adopted or changed by the amendment:

•

Sections 2.1 and 2.2 were changed to allow the board of directors, in its sole discretion, to authorize holding meetings of stockholders by means of remote communication, including telephone or other voice communication and electronic mail, videoconference or other form of written or visual electronic communications or transmissions.

•

Section 2.4 (formerly Section 2.3) was amended to allow special meetings of stockholders to be called by the board of directors, the chairman or the chief executive officer. Previously, the by-laws permitted special meetings of stockholders also to be called by the president or stockholders entitled to cast at least one-fifth of the votes that all stockholders are entitled to cast at the particular meeting.

•

Section 2.5 (formerly Section 2.4) was amended to allow notice of stockholder meetings to be made by other means other than by written notice, including, as now provided by Section 8.1 described below, by telephone, facsimile transmission or other electronic communication, including electronic transmission in the manner provided under Delaware law.

•	Section 2.10 was deleted as duplicative to Sections 2.1 and 2.2 as described above.

•

Section 2.11 was amended to state that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by a written consent of the stockholders in lieu of a meeting of stockholders.

•

Section 2.12 was added to provide advance notice requirements of stockholder business and director nominations. Under Section 2.12, any such proposal must be submitted in writing to our corporate secretary at our principal offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that, in the case of the 2013 annual meeting and in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice of a proposal must be delivered not earlier than the close of business on the 120th day prior to the date of the annual meeting and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or the tenth day following the day on which we first make a public announcement of the date of the annual meeting). The advance notice from a stockholder must contain the information described in Section 2.12.

•	Section 3.1 was amended to provide that the chairman of the board will preside at all meetings of the stockholders in addition to meetings of the board of directors.

•

Section 3.6 was modified to allow special meetings of the board of directors to be called by the chairman of the board, the chief executive officer or the secretary or upon written request of any director then in office. The provision had previously also permitted the president to call a special meeting of the board of directors. Section 3.6 was also modified to permit other forms of electronic transmission for notice of board meetings.

•	Section 3.10 was modified to permit a duly authorized committee of the board, in addition to the board of directors, to fix from time to time compensation to directors for services as directors.

•

Section 4.4 was modified to permit each committee of the board of directors to determine procedural rules for such committee’s meetings and conduct of business, except as otherwise provided in our certificate of incorporation, our by-laws or a charter adopted by the board of directors.

•	Section 5.1 was modified to remove the requirement that the chief executive officer must be a member of the board of directors.

•	Section 5.5 was modified to clarify that if no chairman of the board has been designated, the chief executive officer will preside at all meetings of the board of directors and the stockholders.

•

Section 7.1 was modified to state that shares of our capital stock shall be represented by certificates; provided, however, that the board of directors may provide by resolution that some or all of any or all classes or series of our capital stock may be uncertificated shares, in conformity with a similar provision in our certificate of incorporation.

•	Section 7.3 was amended to delete the reference to stockholder action in writing without a meeting of stockholders, in conformity with the changes to Section 2.11.

•

Section 8.1 was modified to provide that notices required to be given to any director, committee member, officer, stockholder, employee or agent may be provided by telephone, facsimile or other electronic communication, including electronic transmission in the manner provided under Delaware law.

•	Section 9.1 was removed (with the remainder of Article 9 renumbered). Former section 9.1 had required the posting of a bond by an officer of the corporation if required by our board of directors.

Item 5.05.	Amendments to the Registrant’s Code of Ethics or Waiver of a provision of the Code of Ethics.

On April 12, 2013, our board of directors adopted our code of conduct, which also constitutes our code of ethics. We have filed our code of conduct as Exhibit 14.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

3.2	Amended and Restated By-laws.

14.1	Code of Conduct.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELATOR PHARMACEUTICALS, INC.

By:	/s/ Fred Powell
Fred Powell, Vice President and Chief Financial Officer

Date: April 18, 2013